EXHIBIT (a)(24)

AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.

ARTICLES SUPPLEMENTARY

AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has liquidated the Newton Fund (the “Liquidation”).

THIRD:  Immediately prior to the Liquidation the Corporation had the authority to issue Three Billion (3,000,000,000) shares of capital stock. Following the Liquidation, the Corporation has the authority to issue Three Billion (3,000,000,000) shares of capital stock.

FOURTH:  The par value of shares of the Corporation's capital stock before the Liquidation was, and after the Liquidation is, One Cent ($0.01) per share.

FIFTH:  Immediately prior to the Liquidation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Thirty Million Dollars ($30,000,000). After giving effect to the Liquidation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is Thirty Million Dollars ($30,000,000).

SIXTH:  Immediately prior to the Liquidation, the four (4) Series of stock of the Corporation and the number of shares and aggregate par value of each was as follows:

Series	Number of Shares	Aggregate Par Value
Strategic Allocation: Conservative Fund	800,000,000	$8,000,000
Strategic Allocation: Moderate Fund	1,350,000,000	$13,500,000
Strategic Allocation: Aggressive Fund	800,000,000	$8,000,000
Newton Fund	50,000,000	$ 500,000

SEVENTH:  Immediately prior to the Liquidation, the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

Series Name	Class Name	Number of Shares Allocated	Aggregate Par Value
Strategic Allocation: Conservative Fund	Investor Institutional A B C R	350,000,000 150,000,000 225,000,000 25,000,000 25,000,000 25,000,000	$3,500,000 1,500,000 2,250,000 250,000 250,000 250,000
Strategic Allocation: Moderate Fund	Investor Institutional A B C R	500,000,000 350,000,000 350,000,000 50,000,000 50,000,000 50,000,000	$5,000,000 3,500,000 3,500,000 500,000 500,000 500,000
Strategic Allocation: Aggressive Fund	Investor Institutional A B C R	350,000,000 150,000,000 225,000,000 25,000,000 25,000,000 25,000,000	$3,500,000 1,500,000 2,250,000 250,000 250,000 250,000
Newton Fund	Investor	50,000,000	$500,000

EIGHTH:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation, the Board of Directors of the Corporation has allocated Two Billion Nine Hundred Fifty Million (2,950,000,000) shares of the Three Billion (3,000,000,000) shares of authorized capital stock of the Corporation.  As a result of the action taken by the Board of Directors referenced in Article SECOND of these Articles Supplementary, the three (3) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

Series	Number of Shares	Aggregate Par Value
Strategic Allocation: Conservative Fund	800,000,000	$8,000,000
Strategic Allocation: Moderate Fund	1,350,000,000	$13,500,000
Strategic Allocation: Aggressive Fund	800,000,000	$8,000,000

NINTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a “Class”) for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article EIGHTH above among the Classes of shares.  As a result of the action taken by the Board of Directors, the Classes of shares of the three (3) Series of stock of the

Corporation and the number of shares and aggregate par value of each is as follows:

Series Name	Class Name	Number of Shares Allocated	Aggregate Par Value
Strategic Allocation: Conservative Fund	Investor Institutional A B C R	350,000,000 150,000,000 225,000,000 25,000,000 25,000,000 25,000,000	$3,500,000 1,500,000 2,250,000 250,000 250,000 250,000
Strategic Allocation: Moderate Fund	Investor Institutional A B C R	500,000,000 350,000,000 350,000,000 50,000,000 50,000,000 50,000,000	$5,000,000 3,500,000 3,500,000 500,000 500,000 500,000
Strategic Allocation: Aggressive Fund	Investor Institutional A B C R	350,000,000 150,000,000 225,000,000 25,000,000 25,000,000 25,000,000	$3,500,000 1,500,000 2,250,000 250,000 250,000 250,000

TENTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

ELEVENTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

TWELFTH:  The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

IN WITNESS WHEREOF, AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 1st day of April, 2009.

ATTEST:	AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.

/s/ Otis H. Cowan	/s/ Charles A. Etherington
Name: Otis H. Cowan	Name: Charles A. Etherington
Title: Assistant Secretary	Title: Senior Vice President

THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC., who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

/s/ Charles A. Etherington
Dated: April 1, 2009	Charles A. Etherington, Senior Vice President